EXHIBIT 10.8
                                                                    ------------


Loan #50759                                                   December 20, 2001
Walnut Creek, California

                                FIXED RATE NOTE

INTEREST ONLY                                                     $5,400,000.00

FOR VALUE RECEIVED, the undersigned, as "Maker", promise to pay to OWENS FINANCIAL GROUP, INC., a California Corporation, or order, "Payee", at P.O. BOX 2400, Walnut Creek, California 94595, or at any other place that Payee designates by notice to Maker, in United States Dollars, the sum of Five Million Four Hundred Thousand and 00/100 Dollars plus interest from the date of disbursement, on the unpaid balance of the amount disbursed, at the rate set forth below, principal and interest to be paid as follows:

1.   PAYMENTS.

     A) MONTHLY PAYMENTS. Maker's first interest-only payments will begin on February 1, 2002 and shall continue on the first day of each and every month thereafter until the Maturity Date.

     B) FINAL PAYMENT. The unpaid principal balance, together with all accrued and unpaid interest, shall be due and payable on December 5, 2004 "Maturity Date".

2.   INTEREST RATE.

     The interest rate shall be Twelve Percent (12.00%) per annum.

3.   DEED OF TRUST.

     This promissory note is secured by a deed of trust executed by INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation.

4.   RIDER TO NOTE.

     Maker agrees that the covenants and agreements contained in the Note Rider of even date herewith shall be incorporated into and shall supplement the covenants and agreements of this note if the Note Rider is set forth in full herein and is a part of this note.

5.   EXIT FEE.

     As additional consideration for the funding of this loan, Maker shall pay to Owens Financial Group, Inc., a Calif. Corp., an Exit Fee equal to N/A of the face amount of the Note. This fee shall be in addition to the principal, interest, or any other charges or costs agreed to be paid by Maker pursuant to the terms of the note and or any other Loan Documents. The Exit Fee shall be due and payable upon the Maturity Date or payoff of the loan, whichever occurs first, and shall also be due and payable in the event of foreclosure (judicial, non-judicial, or deed-in-lieu). If the Exit Fee is not paid in full or before the Maturity Date, it shall bear interest at the note rate, plus additional interest at the Default Rate, as set forth in section 1(B) of the Rider to Note.

IN WITNESS WHEREOF, Maker has signed and delivered this note effective as of the date set forth above.

INNOVATIVE MICRO TECHNOLOGY, INC.,
a Delaware corporation


-----------------------------------
John S. Foster,
Chief Executive Officer, President and Chairman of the Board


------------------------------------
Peter T. Altavilla,
Chief Financial Officer, Controller and Secretary

                          RIDER TO NON-ASSUMABLE NOTE

Loan #50759

THIS RIDER IS  INCORPORATED  INTO AND SHALL BE DEEMED TO SUPPLEMENT  THE NOTE OF
EVEN  DATE  HEREWITH,   GIVEN  BY  THE  UNDERSIGNED   MAKER  IN  THE  AMOUNT  OF
$5,400,000.00

1.   LATE CHARGES AND ADDITIONAL INTEREST ON DELINQUENT PRINCIPAL
     BALANCES/PAYMENTS.

     A) LATE CHARGE. Maker recognizes that a default in making any of the payments required, pursuant to the Note, Deed of Trust and/or other agreement(s), securing the loan (the "Loan Documents") when due will result in Payee incurring additional expenses in servicing the loan, including, but not limited to, reasonable administrative, processing and accounting charges. If any installment and/or payment of principal and/or interest, including balloon payment, if any, is note received by Payee within ten (10) days from the due date of such installment and/or payment, Payee shall be entitled to damages for the extra time and expense incurred in handling the delinquent account, but since it is extremely difficult and impractical to ascertain the extent of such damages Maker therefore agrees that a reasonable estimate of such damages to Payee is an amount equal to TEN (10.00%) PERCENT of each payment which becomes delinquent, but such amount shall not exceed the maximum amount allowed by law. Maker therefore agrees to pay this late charge without demand by Payee and not later than the due date of the next payment and agrees that the late charge(s) shall be secured by the Loan Documents referred to herein.

     B) ADDITIONAL INTEREST ON DELINQUENT PRINCIPAL BALANCE, PAYMENTS AND/OR ADVANCES. Maker recognizes that Maker's failure to pay the principal balance upon maturity (or any portion thereof as otherwise required by the terms of the Note) or any other payments required to be made by Maker when due, (other than the regular monthly installments) including the Exit Fee, if any, or Maker's failure to reimburse Payee for any advances made by Payee to protect its interest (including but not limited to advances to a senior deed of trust, property taxes, fire insurance, and legal charges), will result in the loss to Payee of the use of its money, other administrative expenses, and in frustration to Payee in meeting its loan commitments.

     Payee shall be entitled to damages for the detriment caused thereby, but since it is extremely difficult and impractical to ascertain the extent of such damages, Maker therefore agrees that a reasonable estimate of such damages to Payee is an amount equal to interest on the delinquent and/or advanced amounts from the due date or date of such advance until paid in full at the rate of FIVE (5.00%) PERCENTAGE POINTS above the interest rate in effect under this note at the time of any such delinquency or default. This adjusted rate shall be referred to as the "Default Rate", but in no event to exceed the maximum rate permitted by law. Maker therefore agrees to pay this additional interest without demand by Payee and not later than the due date of the next payment and agrees that the additional interest shall be secured by the Loan documents referred to herein.

     C) RETURNED CHECKS. Maker agrees to pay Payee the sum of $50.00 for any returned checks.

2.   PREPAYMENT PROVISION/PENALTY.

     If Maker intends to prepay all or part of the note, Maker shall provide Payee with written notice (via certified mail or receipted delivery) thereof, at least 0 days prior to the date of prepayment. A prepayment is any principal payment made before the due date of such payment. If Maker fails to timely provide the required notice, then, notwithstanding any other provision to the contrary in the Note or any other Loan Document, Maker shall pay to Payee the lesser of: (a) 0 days interest on the amount so prepaid, or (b) interest to maturity on the amount so prepaid
INITIAL (P.A.) (J.F.)

3.   INTEREST COMPUTATION.

     All interest required to be paid pursuant to the terms of the Note shall be computed on the basis of a three hundred sixty (360) day year.

4.   USURY LIMITATION.

     Notwithstanding anything in the note to the contrary, to the extent the interest payments are subject to limitation by usury law, that portion of the interest paid that is subject to and exceeds applicable usury limitations shall be applied to reduce the principal due under the note.

5.   DEFAULTS.

     A) Events of Default. Maker shall be in default of the note upon the occurrence of any of the following:

        (i) Failure of Maker to make any payments under the note when due;

        (ii) Failure of Maker to perform or observe any of Maker's obligations under the note, the deed of trust securing the note (the "Deed of Trust") or other agreements between the parties.

        (iii) Maker's sale, transfer and/or assignment of the security as provided for in Paragraph 7 of this Rider to Note;

        (iv) Maker's further encumbrance of the Security without Payee's written consent as provided for in Paragraph 6 of this Rider to Note.

        (v) The filing by Maker of a voluntary petition in bankruptcy, a petition for reorganization, arrangement or other relief under the United States Bankruptcy Act, or a voluntary petition for the appointment of a receiver or comparable relief from creditors under the laws of any state, or the making by Maker of an assignment of all or substantially all of its assets for the benefit of creditors;

        (vi) The adjudication of Maker as bankrupt or insolvent, the appointment of a receiver of all or substantially all of Maker's assets, or the entry of an order of reorganization of Maker under the United States Bankruptcy Act;

        (vii) Failure of Maker to make any payments under any promissory note secured by any deed of trust or other secured instrument senior to the deed of trust securing this promissory note, or to observe and fully and timely perform any of Maker's obligations under any senior or superior security Instrument or deed of trust.

     B) When Maker is in default, the entire unpaid balance of interest and principal of the note shall become immediately due and payable at the election of payee.

6.   DUE ON  ENCUMBRANCE.

     Should Maker further encumber the real property described in the deed of trust securing this Note, or any part thereof or any interest therein, without first obtaining the written consent of the Payee, which consent shall not be unreasonably withheld, then, at the option of Payee, all obligations secured by this Note may be declared due and payable. Consent to one transaction of this type will not constitute a waiver of the right to require consent to future or successive transactions. Maker shall provide Payee with a copy of the proposed promissory note, deed of trust, and/or any other security documents that Payee may reasonably request, prior to Payee considering any request for consent to a further encumbrance(s) on the real property.

7.   SALE, TRANSFER AND/OR ASSIGNMENT OF THE SECURITY.

     If any part of the real property described in the Deed of Trust given as security for the note shall be sold, transferred or assigned or agreed to be sold, or transferred, or assigned, whether voluntary or involuntary or by operation of law, then the note shall at the option of the Payee, become immediately and payable.

8.   ATTORNEY'S FEES AND COLLECTION  COSTS.

     In the event that Payee should, prior to commencement of any legal action, incur any expenses or attorney's fees in enforcing the terms and conditions of the Note or Deed of Trust; or upon the commencement of Arbitration proceedings; or if legal action is instituted to enforce the terms of the Note; or upon any default by Maker and/or any other person liable on the Note and/or Deed of Trust, Payee shall be entitled to recover from Maker all costs of collection and enforcement, including reasonable attorney's fees. For purposes of this section, the award and recovery of attorney's fees shall survive the entry of any judgment thereon and shall include, without limitation, fees incurred in the following: (1) Post Judgment Motions; (2) Contempt Proceedings; (3) Garnishment, levy, debtor and third party examinations; (4) Discovery; (5) Bankruptcy proceedings or other litigation; and (6) appeals.

9.   REMEDIES CUMULATIVE.

     The rights and remedies of Payee under the note, the Deed of Trust, and any other instrument or document securing the note are cumulative and may be pursued singly, successively, or together against Maker, or the property described in the Deed of Trust, and against any other funds or security held by Payee for Maker.

10.  NO WAIVER.

     Failure of Payee to pursue any right or remedy under the note shall not constitute a waiver, release or election of Payee's right to pursue the right or remedy on the basis of the same or subsequent breach.

11.  NOTICES.

     All notices given under the note shall be in writing.

12.  PAYMENTS.

     Interest will be due for any portion of a day that the principal balance is outstanding.

13.  RECONVEYANCE.

     Upon payment of all amounts owing on this note, Payee shall instruct the Trustee `under the Deed of Trust securing the note to reconvey the property from the lien of the Deed of Trust.

14.  SEVERABILITY.

     If any part of the note is determined to be illegal or unenforceable, all other parts shall remain in effect.

15.  GOVERNING LAW.

     The parties hereby stipulate that this Note shall be governed by and construed in accordance with the laws of the State of California and further stipulate that the proper jurisdiction for any action challenging the provisions of this Note and/or any of the other Loan documents shall, except where prohibited by law, be in the Superior Court of Contra Costa County, California.

IN WITNESS WHEREOF Maker has signed and delivered this rider effective as of December 20, 2001

INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation


/s/ John S. Foster
_____________________________________
John S. Foster, Chief Executive Officer and Chairman of the Board


/s/ Peter T. Altavilla
______________________________________
Peter T. Altavilla, Chief Financial Officer, Controller and Secretary